Exhibit 99.1

6 February 2024

Flutter Entertainment plc

(the “Company”)

Director Declaration

Pursuant to Listing Rule 9.6.14(2) of the FCA Listing Rules, the Company hereby announces that David Lazzarato has been appointed as a Director of Thunderbird Entertainment Group Inc. with effect from 2 February 2024. Thunderbird Entertainment Group Inc. is listed on the TSX Venture Exchange in Toronto, Canada.

Enquiries:

Edward Traynor

Company Secretary

+353872232455